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                                                                     EXHIBIT 5.0


                               FOLEY & LARDNER
                                Firstar Center
                          777 East Wisconsin Avenue
                          Milwaukee, Wisconsin  53202

                               August 28, 1995



Badger Meter, Inc.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223

Ladies and Gentlemen:

                 We have acted as counsel for Badger Meter, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 100,000 shares of the Company's Common Stock, $1 par value (the "Common Stock"), which may be issued or acquired pursuant to the Badger Meter, Inc. 1995 Stock Option Plan (the "1995 Plan").

                 We have examined: (a) the 1995 Plan; (b) the Registration Statement; (c) the Company's Restated Articles of Incorporation and Restated By-laws, as amended to date; (d) copies of resolutions of the Company's Board of Directors relating to the 1995 Plan and the issuance of securities thereunder; and (e) such other proceedings, documents and records as we deemed necessary to enable us to render this opinion. In connection with approval of the 1995 Plan, this opinion assumes the consideration to be received by the Company upon the issuance of shares of Common Stock pursuant to the 1995 Plan has been deemed adequate by the Company's Board of Directors in accordance with the provisions of the Wisconsin Business Corporation Law.

                 Based on the foregoing, we are of the opinion that:

                 1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

                 2. The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the 1995 Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

                 Edwin P. Wiley, a partner in the firm of Foley & Lardner, is a director of the Company.

                 We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of
Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                                 Very truly yours,



                                                 FOLEY & LARDNER